Exhibit 4.5

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

Number of Shares Issuable Upon Exercise: 7,216

WARRANT TO PURCHASE

SHARES OF SERIES E PREFERRED STOCK

Expires: August 25, 2008

THIS CERTIFIES THAT, for value received, Dominion Fund III, a Delaware limited partnership, is entitled to subscribe for and purchase 7,216 shares (as adjusted pursuant to the provisions hereof, the “Shares”) of the Series E Preferred Stock of ICAgen, Inc., a Delaware corporation (the “Company”), at a price per share of $4.85 (as adjusted pursuant to the provisions hereof, the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Preferred Stock” shall mean the Company’s presently authorized Series E Preferred Stock, and any stock into or for which such Series E Preferred Stock may hereafter be converted or exchanged, and the term “Grant Date” shall mean August 25, 1998.

1. Term. This Warrant is exercisable, in whole or in part, at any time and from time to time from and after the Grant Date and prior to the earlier of (a) the tenth annual anniversary date of the Grant Date or (b) the fifth annual anniversary of the consummation of the Company’s initial public offering of its Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), the aggregate gross proceeds from which exceed $10,000,000.

2. Method of Exercise; Net Issue Exercise.

2.1 Method of Exercise; Payment; Issuance of New Warrant. This Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by either of the following, at the election of the holder hereof: (a) the surrender of this Warrant (with the

Notice of Exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company, by cash, check or cancellation of indebtedness, of an amount equal to the Exercise Price per share multiplied by the number of Shares then being purchased; or (b) if in connection with a sale of Shares pursuant to a registered public offering of the Company’s securities, the surrender of this Warrant (with the Notice of Exercise form attached hereto as Exhibit A-2 duly executed), which surrender may be made contingent upon the closing of such offering, at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the Exercise Price per share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the Shares so purchased shall be delivered to the holder hereof as soon as possible and in any event within fifteen (15) days of receipt of such notice (or, following, the Company’s initial public offering, within five (5) days of receipt of such notice) and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible thereafter.

2.2 Automatic Exercise. To the extent this Warrant is not previously exercised, and if the fair market value of one share of the Company’s Preferred Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 2.3 below (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Company’s Preferred Stock upon such expiration shall be determined pursuant to Section 2.3 (b) below. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 2.2, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

2.3 Right to Convert Warrant into Stock: Net Issuance.

(a) In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder may elect to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Preferred Stock, the aggregate value of which shares shall be equal to the value of this Warrant or the portion thereof being converted. The Conversion Right may be exercised by the holder by surrender of this Warrant at the principal office of the Company together with notice of the holder’s intention to exercise the Conversion Right, in which event the Company shall issue to the holder a number of shares of the Company’s Preferred Stock computed using the following formula:

FUNC {X ~ = ~ { Y(``- A ` -` B ` )} over A}

Where:

X = The number of shares of Preferred Stock to be issued to the holder.

Y = The number of shares of Preferred Stock purchasable under this Warrant.

A = The fair market value of one share of the Company’s Preferred Stock.

B = Exercise Price (as adjusted to the date of such calculations).

(b) For purposes of this Section 2.3, the “fair market value” per share of the Company’s Preferred Stock shall mean:

(i) If the Conversion Right is exercised in connection with and contingent upon the Company’s initial public offering, and if the Company’s registration statement relating to such offering has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering; or

(ii) If the Conversion Right is not exercised in connection with and contingent upon the Company’s initial public offering, then as follows:

(A) If the Preferred Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market (the “National Market”) of the National Association of Securities Dealers Automated Quotations System ( the “NASDAQ”), the fair market value shall be the average of the last reported sale prices of the Preferred Stock on such exchange or on the National Market on the last ten (10) trading days before the effective date of exercise of the Conversion Right or if no such sale is made on any such day, the mean of the closing bid and asked prices for such day on such exchange or on the National Market;

(B) If the Preferred Stock is not so listed or admitted to unlisted trading privileges, the fair market value shall be the average of the means of the last bid and asked prices reported on the last ten (10) trading days before the date of the election (1) by the NASDAQ or (2) if reports are unavailable under clause (1) above by the National Quotation Bureau Incorporated; and

(C) If the Preferred Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the fair market value shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be determined by mutual agreement of the Company and the holder of this Warrant.

2.4 Company’s Option Upon Merger. In the event of (i) any consolidation or merger of the Company with or into any other corporation, or (ii) any sale of all or substantially all of the assets of the Company, in either case in which the Company shall not be the continuing surviving entity and immediately after which the holders of the voting shares of the Company immediately prior to such event hold less than a majority of the total voting power of the continuing and surviving entity, then the Company shall have the option to purchase this Warrant on the closing date of such event for cash or freely-tradeable, unrestricted securities in an amount per Share equal to the greater of (x) five (5) times the Exercise Price or (y) the excess (if any) of the “market value” (as defined herein) of the Shares over the Exercise Price. The market value of each Share shall be determined by dividing the total consideration to be received by the Company or its shareholders in connection with such event by the number of shares of Common Stock then outstanding assuming that all convertible securities of the Company have been converted into Common Stock. Any securities to be delivered to the Company or its security holders shall be valued as follows:

(i) If traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market of NASDAQ, the “market value” shall be deemed to be the average of the last reported sale prices of the securities on such exchange or on the National Market on the last ten (10) trading days prior to the closing or if no such sale is made on any such day, the mean of the closing bid and asked prices for such day on such exchange or on the National Market; and

(ii) If not so listed or admitted to unlisted trading privileges, the “market value” shall be deemed to be the average of the means of the last bid and asked prices reported on the last ten (10) trading days prior to the closing (1) by the NASDAQ or (2) if reports are unavailable under clause (1) above by the National Quotation Bureau Incorporated; and

(iii) If there is no public market, the “market value” shall be the fair market value thereof, as determined by mutual agreement of the holder of this Warrant and the Company, and if the parties are unable to so agree, by an investment banker of national reputation selected by the Company and reasonably acceptable to the holder of this Warrant.

3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of this Warrant, and all Common Stock issuable upon conversion of the Shares shall, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which this Warrant may be exercised, the Company will at all times have duly authorized and reserved, for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Preferred Stock (and Common Stock issuable upon conversion thereof).

4. Adjustments to Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in Appendix I hereto upon the occurrence of certain events described therein. The provisions of Appendix I are incorporated by reference herein with the same effect as if set forth in full herein.

5. Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, then, in connection with each such event, the Company shall mail to the holder of this Warrant at least twenty (20) days prior written notice of the date on which any such record is to be taken for the purpose of such dividend, distribution, right(s) or vote of the shareholders. Each such written notice shall specify the amount and character of any such dividend, distribution or right(s), and shall set forth, in reasonable detail, the matter requiring any such vote of the shareholders.

6. Fractional Shares. No fractional shares of Preferred Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based upon the per share fair market value of the Preferred Stock on the date of exercise

7. Compliance with Securities Act; Disposition of Warrant or Shares of Preferred Stock.

(a) Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, the Shares to be issued upon exercise hereof and the Common Stock to be issued upon conversion of such Shares are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof (or Common Stock issued upon conversion of such Shares) except under circumstances which will not result in a violation of the Securities Act. This Warrant and all Shares issued upon exercise of this Warrant and all shares of Common Stock issued upon conversion of the Shares (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

(b) Disposition of Warrant and Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant (or Common Stock issued upon conversion of such Shares) prior to registration thereof, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, if reasonably requested by and reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Warrant or such Shares or Common Stock and indicating whether or not under the Securities Act certificates for this Warrant or such Shares or Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Securities Act. Each certificate representing this Warrant or the Shares or Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act unless, in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Securities Act. Nothing herein shall restrict the transfer of this Warrant or any portion hereof by the initial holder hereof to any partnership affiliated with the initial holder, or to any partner of any such partnership provided such transfer may be made in compliance with applicable federal and state securities laws. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions

8. Rights as Shareholders; Information.

8.1 Shareholder Rights. Except as set forth herein, no holder of this Warrant, as such, shall be entitled to vote upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or be deemed the holder of Preferred Stock or any other securities of the Company which may at any time be issuable upon the exercise of this Warrant until this Warrant shall have been exercised and the Shares purchasable upon such exercise shall have become deliverable, as provided herein.

8.2 Financial Statements and Information. The Company shall deliver to the registered holder hereof (i) within one-hundred-twenty (120) days after the end of the fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such year and a consolidated statement of income, cash flows and shareholders’ equity for such year, which year-end financial reports shall be in reasonable detail and certified by independent public accountants of nationally recognized standing selected by the Company, and (ii) within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter), unaudited consolidated statements of income and cash flows for such quarter and a consolidated balance sheet as of the end of such quarter, certified by the Company’s president or chief financial officer. In addition, the Company shall deliver to the registered holder hereof any other information or data provided generally to the shareholders of the Company.

9. Registration Rights. The rights of the holder of this Warrant and the obligations of the Company with respect to registration under the Securities Act and the applicable rules and regulations thereunder shall be as set forth in Appendix II hereto, the provisions of which are incorporated by reference herein with the same effect as if set forth in full herein.

10. Additional Rights.

10.1 Right of First Refusal. The rights of the holder of this Warrant and the obligations of the Company with respect to the sale and issuance by the Company of any New Securities (as defined in subsection 1(b) of Appendix III hereto) shall be as set forth in Appendix III hereto, the provisions of which are incorporated by reference herein with the same effect as if set forth in full herein.

10.2 Secondary Sales. The Company agrees to assist the holder of this Warrant in obtaining liquidity if opportunities to make secondary sales of the Company’s securities become available. To this end, the Company will promptly provide the holder of this Warrant with notice of any offer to acquire from the Company’s security holders more than five percent (5%) of the total voting power of the Company and will cooperate with the holder in arranging the sale of this Warrant to the person or persons making such offer.

10.3 Mergers. The Company agrees to provide the holder of this Warrant with at least twenty (20) days’ prior written notice of the terms and conditions of any proposed transaction, in which the Company would (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than fifty percent (50%) of the voting power of the Company is disposed of. The Company will cooperate with the holder in arranging the sale of this Warrant in connection with any such transaction.

11. Representations and Warranties. This Warrant is issued and delivered on the basis of the following:

(a) This Warrant has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms;

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

(c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company’s Certificate of Incorporation, as amended (the “Charter”), a true and complete copy of which has been delivered to the original holder of this Warrant;

(d) The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved and, when issued in accordance with the terms of the Company’s Charter, will be validly issued, fully paid and nonassessable;

(e) As of the Grant Date, the capitalization of the Company shall be as set forth in the Capitalization Schedule attached hereto as Appendix IV, which indicates the following: (i) the authorized capital stock of the Company (including the authorized number of shares of Common Stock and each series of Preferred Stock); (ii) the number of shares of Common Stock and each series of Preferred Stock issued and outstanding; (iii) the number of shares of Common Stock reserved for issuance upon conversion of any Preferred Stock; (iv) the number of shares for which options have been granted under the Company’s Stock Option Plan; and (v) any other securities that are convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for Common Stock or such convertible or exchangeable securities, and the number of shares of Common Stock issuable upon any conversion, exchange or exercise of such securities, options or rights. All issued and outstanding shares of the Company’s Common Stock and Preferred Stock have duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Appendix IV, there are no outstanding rights, options, warrants, conversion rights, preemptive rights, rights of first refusal or similar rights for or understandings relating to the purchase or acquisition from the Company of any securities of the Company.

(f) The execution and delivery of this Warrant, the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof and the compliance by the Company with the provisions hereof (i) are not and will not be inconsistent with the Company’s Charter or Bylaws, (ii) do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and (iii) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person (except such consents as have been obtained or such registrations as have been made).

12. Amendment of Conversion Rights. During the term of this Warrant, the Company agrees that it shall not amend its Charter, as amended through the Grant Date, without the prior written consent of the holder or holders entitled to purchase a majority of the Shares upon exercise of this Warrant if as a result of such amendment any of the conversion rights, including without limitation the conversion price or antidilution protection privileges, of the Preferred Stock would be adversely affected. The Company shall promptly provide the holder of this Warrant with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.

13. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

14. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or sent to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this Warrant and shall be deemed received by the holder upon the earlier of actual receipt or, if sent by certified mail (postage pre-paid), five (5) days after deposit in the U.S. mail.

15. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the Shares, or the Company’s Common Stock issuable upon conversion thereof, shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company’s expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including, without limitation, any right to registration of the Shares in accordance with Appendix II) to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

16. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate issued upon exercise thereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company shall make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

17. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

18. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

19. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

20. Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT AS TO MATTERS OF INTERNAL CORPORATE GOVERNANCE, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

Date: September 3, 1998

ICAGEN, INC. a Delaware corporation

By:	/s/ P. KAY WAGONER

Name:	P. Kay Wagoner
Address:	4222 Emperor Blvd., Suite 460 Morrisville, NC 27560

EXHIBIT A-1

NOTICE OF EXERCISE

To:

       (Company Name)

1.	The undersigned hereby:

elects to purchase              shares of Series E Preferred Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full; or

elects to exercise its net issuance rights pursuant to Section 2.3 of the attached Warrant with respect to              shares of Series E Preferred Stock.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

(Name)

(Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)

(Signature)

EXHIBIT A-2

NOTICE OF EXERCISE

To:

       (Company Name)

1. Contingent upon and effective immediately prior to the closing (the “Closing”) of the Company’s public offering contemplated by the Registration Statement on Form S-            , filed on             , 19    , the undersigned hereby:

elects to purchase              shares of Series E Preferred Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant; or

elects to exercise its net issuance rights pursuant to Section 2.3 of the attached Warrant with respect to              shares of Series E Preferred Stock.

2. Please deliver to the custodian for the selling shareholders a stock certificate representing such              shares.

3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $             or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

(Date)

(Signature)

APPENDIX I

ADJUSTMENT PROVISIONS

1. Capitalized Terms. Capitalized terms used in this Appendix I that are not otherwise defined herein shall have the respective meanings assigned to them in the Warrant, dated as of August     , 1998, to which this Appendix I is attached, if therein defined.

2. Adjustment of Exercise Price upon Issuance of Additional Stock. The Exercise Price shall be subject to adjustment from time to time as follows:

(a) Upon each issuance by the Company of any Additional Stock, without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, the Exercise Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 2) be adjusted to a price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding or deemed to be outstanding immediately prior to such issuance plus the number of shares of Additional Stock which could be purchased were the then Exercise Price used instead (calculated by dividing the total consideration before deducting costs to be received by the Company in such issuance by the then Exercise Price) and the denominator of which shall be the number of shares of Common Stock outstanding or deemed to be outstanding immediately prior to such issuance plus the number of shares of such Additional Stock issued in such issuance. For purposes of this Section 2, the number of shares of Common Stock outstanding or deemed to be outstanding shall include the aggregate number of shares of Common Stock and Preferred Stock actually outstanding.

(b) No adjustment of the Exercise Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 2(d)(iii) and 2(d)(iv) below, no adjustment of the Exercise Price pursuant to subsection 2(a) of this Appendix I shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

(c) In the case of issuance by the Company of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of issuance by the Company of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company.

(d) In the case of the issuance (whether before, on or after the Grant Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 2;

(i) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in a manner consistent with subsection 2(c) of this Appendix I), if any, received by the Company upon issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for (to the extent then convertible or exchangeable) convertible or exchangeable securities or upon exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in a manner consistent with subsection 2(c) of this Appendix I).

(iii) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including but not limited to, a change resulting from antidilution provisions thereof, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be adjusted based upon the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(iv) Upon the expiration of any such options or rights, the termination of any such options or rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(v) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 2(d)(i) and 2(d)(ii) of this Appendix I shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 2(d)(iii) or 2(d)(iv) hereof.

(e) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 2(d) of this Appendix I) by this Company after the Grant Date other than:

(i) Shares of Common Stock issued pursuant to a transaction described in Sections 3, 4 and 5 of this Appendix I, or

(ii) Shares of Common Stock or options or warrants with respect thereto issuable or issued to officers, employees, consultants or directors of the Company pursuant to a compensatory benefit plan or up to an aggregate of $500,000 worth of shares of Common Stock issued, in connection with commercial relationships, to the Company’s vendors or customers, or

(iii) Shares of Common Stock issuable or issued upon conversion of Preferred Stock issued and outstanding as of the Grant Date.

(f) Notwithstanding any provisions of this Section 2 to the contrary, no adjustment to the Exercise Price shall be made pursuant to this Section 2 upon issuance by the Company of Additional Stock to the extent a corresponding adjustment is made to the Conversion Price of the Preferred Stock pursuant to the Company’s Charter.

(g) Upon each adjustment of the Exercise Price pursuant to this Section 2, the number of Shares issuable upon exercise hereof shall be equal to (x) the product of the number of shares of Preferred Stock the holder was entitled to purchase immediately before such adjustment times the Exercise Price in effect immediately before such adjustment divided by (y) the Exercise Price in effect after giving effect to such adjustment.

3. Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation or entity (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation or entity, as the case may be, shall execute a new Warrant (in form and substance satisfactory to the holder of this Warrant) providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Preferred Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Preferred Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Appendix 1. The provisions of this Section 3 shall similarly apply to successive reclassifications, changes, mergers and transfers.

4. Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Preferred Stock, the Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

5. Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Preferred Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be proportionately adjusted.

6. Other Distributions. In the event the Company shall declare a dividend or distribution payable in cash, securities of other persons, evidences of indebtedness issued by the Company or other persons, assets or options or rights not referred to in Sections 3, 4 or 5 of this Appendix I, then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares (or Common Stock issuable upon conversion thereof) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

7. Notice of Adjustments. Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its president or chief financial officer to the registered holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment.

APPENDIX II

REGISTRATION RIGHTS PROVISIONS

1. Certain Definitions. Capitalized terms used in this Appendix II that are not otherwise defined herein shall have the respective meanings assigned to them in the Warrant, dated as of August     , 1998, to which this Appendix II is attached, if therein defined. For the purposes of this Appendix 11, the following terms shall have the following meanings:

(a) “Registrable Securities” shall mean the shares of Common Stock issuable upon conversion of the Shares issued or issuable upon exercise of the Warrant (when and if issued in accordance therewith).

(b) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(c) “Warrantholder” shall mean any registered holder of this Warrant or any registered transferee thereof pursuant to Section 7 of the Warrant.

2. Requests for Registration.

(a) After the Company becomes eligible for registration of the Registrable Securities on Form S-3 under the Securities Act (or such successor form as may be approved by the Securities and Exchange Commission) in a Secondary Offering (as that term is defined in the eligibility requirements for use of Form S-3), the Warrantholder(s) may request that the Company file a registration statement on Form S-3 for a public offering covering the Registrable Securities. Upon receipt of such request, the Company shall promptly use its best efforts to cause such Registrable Securities to be registered on such form and qualified in such jurisdictions as the Warrantholders participating in such registration may reasonably request, and to cause such registration and qualifications to remain effective until the sale of all of the Registrable Securities included in the registration statement, or ninety (90) days after the effective date thereof, whichever first occurs. The Warrantholders can request no more than two (2) registrations on Form S-3 under this subsection 2(a) and in no event can the offering price of securities requested to be registered be less than $200,000 for any one offering and in no event can a request be made within twelve months of a previous request for registration on Form S-3.

(b) If, at the time of the Warrantholder’s request under subsection 2(a) above, the Company has publicly announced its intentions to register any of its securities for a public offering under the Securities Act, no registration of Registrable Securities shall be initiated under this Section 2 until ninety (90) days after the effective date of such registration, unless the Company is no longer proceeding diligently to effect such registration, whether such registration is for the sale of securities for the Company’s account or for the account of others. If the Company shall furnish to the Warrantholder a certificate signed by the President of the

Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed at the time of the Warrantholder’s request, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Warrantholders. Notwithstanding anything to the contrary contained in this Warrant, (i) the Company may not utilize its rights to delay a registration statement under this Section 2 more than once in any twelve (12) month period, and (ii) the Warrant shall not expire until at least one-hundred-twenty (120) days after the effective date of a registration timely requested under this Section 2.

3. Incidental Registration.

(a) Whenever the Company proposes to register any of its Common Stock under the Securities Act for a public offering for cash, whether as a primary or secondary offering or pursuant to registration rights granted to holders of other securities of the Company (other than a registration relating to employee benefit plans or to a transaction under Rule 145 of the Securities Act), the Company shall, each such time, give the Warrantholder(s) advance written notice thereof. Upon the written request of the Warrantholder(s) within twenty (20) days after the Warrantholder’s receipt of such notice, the Company shall use its best efforts to cause to be included in such registration all of the Registrable Securities which the Warrantholder(s) requests to be registered; provided, however, that the Warrantholder agrees to sell such Registrable Securities in the same manner and on the same terms and conditions as the other holders of Common Stock which the Company proposes to register.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Warrantholder(s) as a part of the written notice given pursuant to subsection 3(a) of this Appendix II. In such event the right of the Warrantholder(s) to registration shall be conditioned upon the participation by such holder in such underwriting and the inclusion of the Registrable Securities of such holder in the underwriting to the extent provided herein. All Warrantholders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this subsection, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Warrantholders and the other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Warrantholders and other holders thereof in proportion, as nearly as practicable, to the respective number of Registrable Securities or other securities entitled to inclusion in such registration held by the Warrantholder(s) and other selling Shareholders participating in such underwriting. If any

Holder or other holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

4. Obligations of the Company. Whenever required under Section 2 or 3 of this Appendix II to use its best efforts to effect the registration of any of the Registrable Securities, the Company shall, as expeditiously as possible:

(a) Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration pursuant to Section 2 of this Appendix II intended to permit an offering of any securities from time to time (i.e, a so-called “shelf registration”), the Company shall in no event be obligated to keep such registration statement effective for more than ninety (90) days;

(b) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish to each Warrantholder participating in such registration such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Warrantholder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it; and

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Appendix II that the Warrantholder shall furnish to the Company such information regarding it, the Registrable Securities held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

6. Expenses of Registration. All expenses incurred in connection with a registration pursuant to Section 2 and 3 of this Appendix II (excluding underwriting commissions and discounts), including without limitation all registration and qualification fees, printing and accounting fees and reasonable fees and disbursements of counsel for the Company and of counsel to the Warrantholder shall be borne by the Company.

7. Underwriting Requirements.

(a) If the Warrantholder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2 of this Appendix II. The Company shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Warrantholder.

(b) In connection with any underwritten public offering in which the Warrantholder has a right to participate under Sections 2 or 3 of this Appendix II, and subject to the agreement of the underwriters, the Warrantholder may sell to the underwriters, in lieu of all or any part of the shares of Registrable Securities to be included by the Warrantholder in the offering, Warrants to purchase such shares of Registrable Securities (or Preferred Stock convertible into Registrable Securities).

8. Delay of Registration. So long as the Company has given any notice required by Section 3 of this Appendix II, the Warrantholder shall not have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Appendix II; but nothing in this Section 8 shall be construed as limiting the Warrantholder’s right to damages for breach of this Agreement.

9. Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Appendix II:

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Warrantholder, each officer, director, shareholder or partner of the Warrantholder, any underwriter (as defined in the Securities Act) for the Warrantholder, and each person, if any, who controls the Warrantholder, or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse the Warrantholder, each such officer, director, shareholder or partner of the Warrantholder, and such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Warrantholder or any such underwriter or controlling person.

(b) To the extent permitted by law, the Warrantholder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Company within the meaning of the Securities Act and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Warrantholder expressly for use in connection with such registration; and the Warrantholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of the Warrantholder under this Section 9 shall be limited to the amount of proceeds received by the Warrantholder from the sale of the Registrable Securities (or the Warrant with respect thereto). It is agreed that the indemnity agreement contained in this Section 9 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Warrantholder (which consent shall not be unreasonably withheld).

(c) Promptly after receipt by a party indemnified under this Section 9 of notice of commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party other than under this Section 9.

10. Transfer of Registration Rights. The registration rights of the Warrantholder under this Appendix II may be transferred to any transferee of the Warrantholder provided that the Company is given written notice by the Warrantholder at the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which the rights under this Appendix II are being assigned.

11. Reporting Requirements. With a view toward making available the benefits of certain rules and regulations of the Securities and Exchange Commission that may at any time permit the sale of the Registrable Securities with or without registration, from and after the effective date of the Company’s initial registration statement under the Securities Act, the Company agrees to:

(a) Timely file and keep available such information, documents and reports as may be required or prescribed by the Securities and Exchange Commission under Section 13 or 15(d) (whichever is applicable) of the 1934 Act as well as any other information, reports and documents required of the Company under the Securities Act or 1934 Act;

(b) Use its best efforts to qualify for the use of Form S-3 to register the Registrable Securities in a Secondary Offering; and

(c) Furnish to the Warrantholder or any of its transferees, forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the “Eligibility Requirements for Use of Form S-3”, the Securities Act and the 1934 Act, as well as a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as the Warrantholder or any of its transferees may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing the Warrantholder or any of its transferees to sell such securities with or without registration.

APPENDIX III

RIGHT OF FIRST REFUSAL

1. Certain Definitions. Capitalized terms used in this Appendix III that are not otherwise defined herein shall have the respective meanings assigned to them in the Warrant, dated as August     , 1998, to which this Appendix III is attached, if therein defined.

2. Holder’s Right of First Refusal.

(a) Right of First Refusal. Subject to the terms and conditions contained in this Section 2, the Company agrees that the holder of this Warrant has the right of first refusal to purchase its pro rata portion of any New Securities (as defined in subsection 2(b) below) which the Company may, from time to time, propose to sell and issue. A holder’s pro rata portion for purposes of this Section 2 is the ratio that (x) the sum of the number of shares of the Company’s Common Stock then issued or issuable to the holder (including upon conversion of any Preferred Stock held by the holder and upon exercise of this Warrant and conversion of the Shares issued thereupon) bears to (y) the sum of the total number of shares of Company’s Common Stock then outstanding, the number of shares of the Company’s Common Stock issuable upon conversion of the Preferred Stock then outstanding, and the number of shares of the Company’s Common Stock issuable to the holder upon exercise of this Warrant and conversion of the Shares issued thereupon.

(b) Definition of New Securities. Except as set forth below, “New Securities” shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exercisable for said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, “New Securities” does not include: (i) Common Stock issuable upon conversion of any Preferred Stock outstanding as of the Grant Date; (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or shares or other reorganization; (iv) shares of the Company’s Common Stock or related options convertible into or exercisable for such Common Stock issued to employees, officers and directors of, and consultants to, the Company, pursuant to any compensatory benefit plan; (v) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the Company shall have complied with the right of first refusal established by this Section 2 with respect to the initial sale or grant by the Company of such rights or agreements; or (vi) stock issued in connection with any stock split, reverse stock split, stock dividend, combination or recapitalization by the Company.

(c) Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give the holder written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. The holder shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in subsection 2(a) of this Appendix III), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(d) Exercise of Right. If the holder exercises its right of first refusal hereunder, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within ninety (90) calendar days after the holder gives notice of such exercise, which period of time shall he extended in order to comply with applicable laws and regulations. Upon exercise of such right of first refusal, the Company and the holder shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

(e) Lapse and Reinstatement of Right. In the event the holder fails to exercise the right of first refusal provided in this Section 2 within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by the holder at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company’s notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the holder in the manner provided above.

(f) Assignment. The right of the holder to purchase any part of the New Securities may be assigned in whole or in part to any partner, subsidiary, affiliate or shareholder of the holder.

3. Termination of Right of First Refusal. The right of first refusal granted under Section 2 of this Appendix III shall terminate on and be of no further force or effect upon the closing of a firmly underwritten public offering of the securities of the Company.

CONSENT

The undersigned consents to ICAgen, Inc.’s (the “Company’s”) grant to Dominion Fund III, a California limited partnership (“Dominion”), pursuant to that certain Warrant to Purchase Shares of Series E Preferred Stock granted as of August     , 1998 (the “Warrant”), of registration rights on pari passu basis with those rights granted to the undersigned pursuant to that certain [Investor/Registration] Rights Agreement dated                     , 19    , between the undersigned and the Company (the “Registration Rights”). Accordingly, the undersigned further consents to Dominion, and any transferee of Dominion, being deemed a “Holder” under such Registration Rights, whereby Dominion or such transferee shall be subject to all of the rights and obligations thereunder and the shares of Preferred Stock issuable upon exercise of the Warrant and Common Stock upon conversion thereof shall be deemed “Registrable Securities” as those terms are defined in the Registration Rights.

Date

(ENTITY’S OR INDIVIDUAL’S NAME)

By:

Title:

Address: